EXHIBIT (8)(a)(1)
Amendment No. 2 to Participation Agreement (AIM)

AMENDMENT NO. 2
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated December 18, 1996 as amended May 1, 1997, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware corporation, and ML Life Insurance Company of New York, a New York life insurance company, is hereby amended as follows:
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A

FUNDS AVAILABLE	SEPARATE ACCOUNTS	CONTRACTS FUNDED BY THE
UNDER THE CONTRACTS	UTILIZING THE FUNDS	SEPARATE ACCOUNTS
AIM V.I. Capital Appreciation Fund AIM V.I. International Equity Fund AIM V.I. Value Fund	Merrill Lynch Life Variable Annuity Separate Account A Merrill Lynch Variable Life Separate Account Merrill Lynch Life Variable Life Separate Account II	Merrill Lynch Retirement Plus
Merrill Lynch Investor Life

Merrill Lynch Investor Life Plus

Merrill Lynch Estate Investor I
Merrill Lynch Estate Investor II
Prime Plan V, VI, 7

Prime Plan Investor

Merrill Lynch Retirement Power
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective Date: April 3, 2000

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:	/s/ Nancy L. Martin	By:	/s/ Robert H. Graham

	Assistant Secretary		President

(SEAL)

A I M DISTRIBUTORS, INC.

Attest:	/s/ Nancy L. Martin	By:	/s/ Illegible

	Assistant Secretary		President

(SEAL)

ML LIFE INSURANCE COMPANY OF NEW YORK

Attest	/s/ Illegible	By:	/s/ Illegible

	Assistant Secretary		President

(SEAL)